HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global” and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), the “Company”) made the following acquisitions since January 1, 2010:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.3 million
Fifty South Sixth	November 4, 2010	$180.0 million

The unaudited pro forma consolidated balance sheet is not presented as the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza occurred prior to September 30, 2010 and no adjustments were made to the balance sheet. The unaudited pro forma consolidated statements of operations assume that the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza occurred on January 1, 2009. In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. The financial statements of Southpark are required to be filed on or before January 4, 2011. As a result, no adjustments have been included in the unaudited pro forma statements of operations related to Southpark.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma statements of operations related to Fifty South Sixth.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010

	Nine Months Ended September 30, 2010	Other Adjustments		Pro Forma
Revenues:
Rental revenue	$7,472,522	$21,298,453	(a)	$28,770,975
Other revenue	532,732	1,147,875	(a)	1,680,607
Total revenues	8,005,254	22,446,328		30,451,582
Expenses:
Property operating expenses	1,508,058	4,212,362	(a)	5,720,420
Real property taxes	161,358	819,761	(a)	981,119
Property management fees	224,341	651,142	(a)	875,483
Depreciation and amortization	6,457,141	16,059,756	(a)	22,516,897
Acquisition related expenses	15,406,411	(14,735,835)	(b)	670,576
Asset management and acquisition fees	6,227,932	(4,574,076)	(e)	1,653,856
General and administrative expenses	1,238,696	—		1,238,696
Total expenses	31,223,937	2,433,110		33,657,047
Income (loss) before other income (expenses) and provision for income taxes	(23,218,683)	20,013,218		(3,205,465)
Other income (expenses):
Loss on interest rate swap contracts	(3,733,563)	—		(3,733,563)
Other losses	(2,638)	(5,807)		(8,445)
Interest expense	(2,008,762)	(7,002,421)	(c)	(9,011,183)
Interest income	72,305	3,065		75,370
Income (loss) before provision for income taxes	(28,891,341)	13,008,055		(15,883,286)
Provision for income taxes	(372,316)	(819,603)	(a)	(1,191,919)
Net income (loss)	(29,263,657)	12,188,452		(17,075,205)
Net (income) loss attributable to noncontrolling interests	8,366,815	(3,339,417)	(d)	5,027,398
Net income (loss) attributable to common stockholders	$(20,896,842)	$8,849,035		$(12,047,807)
Basic and diluted loss per common share:	$(1.45)			$(0.84)
Weighted average number common shares outstanding	14,371,470			14,371,470

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2010

(a)
To record the pro forma effect of the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza (based on their historical results of operations) assuming that the acquisitions had occurred on January 1, 2009.

(b)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza.

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project and Hock Plaza as follows:
  On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.
  On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

(d)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(e)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees included in the Company’s statement of operations for the nine months ended September 30, 2010 related to these acquisitions.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

	Year Ended December 31, 2009	Other Adjustments		Pro Forma
Revenues:
Rental revenue	$—	$38,718,735	(a)	$38,718,735
Other revenue	—	2,213,128	(a)	2,213,128
Total revenues	—	40,931,863		40,931,863
Expenses:
Property operating expenses	—	7,647,281	(a)	7,647,281
Real property taxes	—	1,275,286	(a)	1,275,286
Property management fees	—	1,180,488	(a)	1,180,488
Depreciation and amortization	—	30,438,404	(a)	30,438,404
Asset management and acquisition fees	—	2,205,141	(e)	2,205,141
Organizational expenses	337,397	—		337,397
General and administrative expenses	227,611	—		227,611
Total expenses	565,008	42,746,600		43,311,608
Loss before other income (expenses) and provision for income taxes	(565,008)	(1,814,737)		(2,379,745)
Other income (expenses):
Other losses	—	(11,446)		(11,446)
Interest expense	—	(12,075,576)	(b)	(12,075,576)
Interest income	3,054	6,069		9,123
Loss before provision for income taxes	(561,954)	(13,895,690)		(14,457,644)
Provision for income taxes	—	(1,615,429)	(a)	(1,615,429)
Net loss	$(561,954)	$(15,511,119)		$(16,073,073)
Net loss attributable to noncontrolling interests	154,322	4,759,892	(c)	4,914,214
Net loss attributable to common stockholders	$(407,632)	$(10,751,227)		$(11,158,859)
Basic and diluted loss per common share:	$(1.19)			$(1.01)
Weighted average number common shares outstanding	342,558	10,745,287	(d)	11,087,845

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2009

(a)
To record the pro forma effect of the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza (based on their historical results of operations) assuming that the acquisitions had occurred on January 1, 2009.

(b)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project and Hock Plaza as follows:
  On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.
  On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

(c)	To allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(d)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (b) above, less amounts received from the financing activities described in (b) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

	Pro Forma Year Ended December 31, 2009
Cash needed to acquire 17600 Gillette		$20,350,000
Cash needed to acquire the Brindleyplace Project		59,289,716
Cash needed to acquire Hock Plaza		17,933,321
	S	97,573,037

Net cash received from each share of common stock issued		$8.80

Common stock needed to purchase the properties listed above		11,087,845
Less: Historical weighted average common shares outstanding		(342,558)
		10,745,287

(e)	To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project and Hock Plaza had occurred on January 1, 2009.

HINES GLOBAL REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2010
and the Year Ended December 31, 2009

(1)  Investment Properties Acquired After January 1, 2009

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 29 tenants. The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield . The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Southeast Austin. The financial statements of Southpark are required to be filed on or before January 4, 2011. As a result, no adjustments have been included in the unaudited pro forma statements of operations related to Southpark.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The financial statements of Fifty South Sixth are required to be filed on or before January 20, 2011. As a result, no adjustments have been included in the unaudited pro forma statements of operations related to Fifty South Sixth.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above except Southpark and Fifty South Sixth occurred on January 1, 2009.